UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 27, 2010

VISTEON CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-15827	38-3519512
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of Principal Executive Offices)	(Zip Code)
(800) VISTEON
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment No. 2 to Form 8-K is filed to amend the information set forth under the caption “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the original Form 8-K of Visteon Corporation (the “Company”) dated October 1, 2010, as amended by Amendment No. 1 to Form 8-K/A dated October 4, 2010, to reflect that appointment of certain directors to various committees of the Board of Directors of the Company.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 18, 2010, Duncan H. Cocroft was elected to the Board of Directors of the Company to fill the remaining vacancy in the initial Board required to be selected in accordance with the board selection term sheet adopted as part of the Company’s confirmed plan of reorganization. Also on October 18, 2010, the Board of Directors appointed Duncan H. Cocroft (Chair), Philippe Guillemot, Herbert L. Henkel and Timothy D. Leuliette to the Audit Committee; Herbert L. Henkel (Chair), Mark T. Hogan, Jeffrey D. Jones and William E. Redmond, Jr. to the Corporate Governance and Nominating Committee; Karl J. Krapek (Chair), Duncan H. Cocroft, Philippe Guillemot, Mark T. Hogan and William E. Redmond, Jr. to the Organization and Compensation Committee; and William E. Redmond, Jr. (Chair), Jeffrey D. Jones, Karl J. Krapek and Timothy D. Leuliette to the Finance Committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
October 19, 2010	By:	/s/ Michael K. Sharnas
		Name:	Michael K. Sharnas
		Title:	Vice President and General Counsel